United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2006 (March 24, 2006)

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-14247	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Address of principal executive offices) (Zip Code)

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 24, 2006 the Audit Committee of IsoRay, Inc. (the “Company”), following discussions with representatives of the Company’s independent registered public accounting firm and in response to comments received from the Securities and Exchange Commission (the “SEC”) determined that the previously filed consolidated financial statements of the Company as of and for the nine months ended June 30, 2005 and the years ended September 30, 2004 and 2003 need to be restated.

In April 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 1485 Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“FAS 145”). FAS 145 amended APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (“APB 30”), by deleting the phrase, “(1) Classifications of gains or losses from extinguishment of debt pursuant to paragraph 8 of FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt.” In deleting this phrase, the FASB obviated the customary classification of material aggregations of extinguishment of debt as extraordinary items. However paragraph four of the FAS 145 Summary, leaves open the possibility of classifying the extinguishment of debt as an extraordinary item if these items meet the criteria in APB Option 30.

During the three-month period ended December, 2003 the Company was in the process of converting all outstanding debt into shares of the Company's common stock, and had continually attempted to contact specific noteholders. These specific noteholders were unresponsive to the Company's inquiries related to the conversion of the debts into common stock, as discussed in detail in the Company's contemporaneously filed financial statements, and the Board, relying on legal counsel, at the time, acted to create a “technical forgiveness” of the notes and accrued interest. It was the then-management's position and interpretation, after reviewing the requirements of both APB 30 and FAS 145 that the failure to timely convert or post a timely claim for repayment by these specific noteholders, with concurrence of the Company's then-legal counsel, and auditor, met both of the required criteria of “unusual nature” (it is extraordinary that a note holder would not respond to numerous requests to change the nature of an investment), and “infrequency of occurrence” (as no similar event had occurred previously, and none has occurred subsequently) and should be stated as an “extraordinary item.”

The SEC staff has taken recent exception to former management's interpretation, and requested reclassification of this item from “extraordinary item” to a component of operating income, and the Company is complying with that request.

Additionally, we have also revised our treatment of the forgiveness of debt owed to our former CEO in the amount of $304,500 revising it from a reduction of operating expenses to a contribution of capital.

The impact to the previously filed financial statements is limited to the restatement of the officer's compensation from expense to contributed capital. The change in treatment of the note cancellation has no impact on the Company's results from operations.

As a result of the error and pending restatement, the consolidated financial statements and related report of independent registered public accounting firm for the nine months ended June 30, 2005 and the years ended September 30, 2003 and 2004 contained in our 2005 Annual Report on Form 10-KSB should no longer be relied upon. In addition, the consolidated financial statements for the quarter ended March 31, 2005 contained in our 2005 Quarterly Report on Form 10-QSB should no longer be relied upon.

The estimates herein are subject to change as the Company’s independent registered public accounting firm and the SEC complete their review. The Company will amend the appropriate filings with the SEC to include the restated financial statements.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 9, 2006

IsoRay, Inc., a Minnesota corporation

By:	/s/ Michael K. Dunlop
Michael K. Dunlop, CFO